                                                                     EXHIBIT 4.3

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE WARRANT REPRESENTED BY THIS CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO A SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED DECEMBER 17, 1996, TOGETHER WITH ALL EXHIBITS THERETO ( THE "PURCHASE AGREEMENT") BETWEEN THE COMPANY AND SYNOPSYS, INC., WHICH FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THIS WARRANT. A COPY OF THE PURCHASE AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION.


                          VLSI LIBRARIES INCORPORATED

                            PREFERRED STOCK WARRANT

       Warrant to Purchase 50,000 Shares of Series B Preferred Stock and an Additional Variable Amount of Shares of Preferred Stock


     This Warrant hereby certifies that for value received, Synopsys, Inc. ("Synopsys" or the "Holder") is entitled to purchase from VLSI Libraries Incorporated (the "Company"):

     (1) Up to 50,000 shares of the Company's Series B Preferred Stock at the exercise price of $3.77 per share, subject to Section 2.1 below; and

     (2) Subsequent to the issuance of the 50,000 shares of Series B Preferred Stock and subject to Section 2.1 below, Additional Shares of Preferred Stock of the Company at the price per share determined for such series of Preferred Stock at the time of issuance.

     The number of shares purchasable upon any exercise of the rights set forth in (1) and (2) above shall be limited to such number of shares of Preferred Stock that, when combined with (x) the number of shares of Series B Preferred Stock originally purchased by Synopsys under the Purchase Agreement, and (y) any additional shares of Preferred Stock of the Company purchased by Synopsys after the date hereof in connection with this Warrant or otherwise, will increase Synopsys' aggregate percentage ownership to 9.9% (the "Gross-Up Percentage") of the Company's issued and outstanding capital stock at the time of such exercise. Notwithstanding the foregoing, in the event Synopsys fails to exercise this Warrant for the full number of Warrant Shares which could be issued upon receipt of a Notice of Exercisability as described in Section 2.2 below, Synopsys shall forfeit the right to purchase such Warrant Shares and Synopsys' Gross-Up Percentage for purposes of future exercises of this Warrant shall be decreased to the percentage ownership by Synopsys of the Company's issued and outstanding capital stock following the event which gave rise to the Notice of Exercisability.

     This Warrant has been issued pursuant to the Purchase Agreement and is subject to the terms and conditions, and entitled to the benefits, thereof, including provisions providing certain information and other rights. A copy of the Purchase Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the Holder upon written request to the Company. Capitalized terms used but not defined herein shall have the meaning given to them in the Purchase Agreement.

                                   Section 1

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Additional Shares of Preferred Stock"  shall mean a series of Preferred
      ------------------------------------
Stock issued upon exercise of this Warrant subsequent to the issuance of 50,000 shares of Series B Preferred Stock, which new series shall be essentially identical to the Series B Preferred Stock with only such changes as shall be necessary to reflect a different per share price of such series of Preferred Stock. Notwithstanding the foregoing, however, in the event of an exercise of this Warrant in conjunction with the Company's first underwritten public offering pursuant to an effective registration statement filed under the Securities Act (the "IPO"), such Additional Shares of Preferred Stock shall instead be issued as shares of Common Stock of the Company.

     "Closing Date"  shall mean December 17, 1996, or such other date as agreed
      ------------
upon by the parties.

     "Executive Officer"  shall mean, with respect to the Company, its President
      -----------------
or Chief Financial Officer.

     "Exercise Form"  shall mean the exercise form attached as Schedule 1
      -------------
hereto.

     "Exercise Price"  shall mean (i) on the purchase of the 50,000 shares of
      --------------
Series B Preferred Stock, $3.77 per share, (ii) on the issuance of Additional Shares of Preferred Stock, the price per share determined for such series of Preferred Stock at the time of issuance, provided that all other purchasers of such series pay the same consideration, and (iii) on an issuance of Additional Shares of Preferred Stock in conjunction with an IPO, the public offering price per share less any underwriting discounts and commissions. With respect to the issuance of Additional Shares of Preferred Stock in the event of: (i) a Financing (as defined in Section 2.1 below), the Exercise Price will be the per share price prevailing in the Financing; (ii) an Annual Gross-Up (as defined in Section 2.1 below), the Exercise Price will be the fair market value of the Additional Shares of Preferred Stock as determined in good faith by the Board of Directors without reference to a control premium; (iii) an Offensive Acquisition (as defined in Section 2.1 below), the Exercise Price will be the fair market value of the Additional Shares of Preferred Stock as determined in good faith by the Board of Directors with reference to the value received by the Company in the Offensive Acquisition in return for the shares of the Company's capital stock issued therefor; or (iv) a Defensive Merger (as defined immediately below), the Exercise Price will be the fair market value of the Additional Shares of Preferred as determined in good faith by the Board of Directors with reference to the value received by the Company in the Defensive Merger in exchange for the shares of the Company's capital stock.

     "Expiration Date"  shall mean the earlier of (i) the closing of the
      ---------------
Company's sale of its Common Stock in an IPO or (ii) the closing of a merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the surviving or continuing entity of such merger, consolidation or reorganization (a "Defensive Merger"); provided, however, that this Warrant may be exercised in conjunction with an IPO or a Defensive Merger as provided in
Section 2.1 below.

     "Holder"  shall mean Synopsys, Inc.
      ------

     "Person"  shall mean an individual or a corporation, association,
      ------
partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

     "Warrant Shares"  shall mean the 50,000 shares of Series B Preferred Stock
      --------------
issued or issuable upon exercise of this Warrant in accordance with Section 2.1, and any Additional Shares of Preferred Stock issued pursuant to this Warrant.

                                   Section 2

                              EXERCISE OF WARRANT

     Section 2.1    Exercisability of Warrant.
                    -------------------------

                    (a) As of the date of issuance of this Warrant, (i) Synopsys is the holder of 9.9% of the Company's issued and outstanding capital stock, and
(ii) the Company has reserved for future issuance 1,677,646 shares of Common Stock upon exercise of options issued or to be issued pursuant to the Company's 1993 Stock Option Plan (the "Plan"). This Warrant shall be exercisable upon the occurrence of any of the events listed in Section 2.1(b) below to enable Synopsys to purchase additional shares of capital stock of the Company to maintain its Gross-Up Percentage, solely where the dilution is caused by the issuance of up to 1,677,646 shares of Common Stock upon the exercise of stock options issued under the Plan.

                    (b) This Warrant shall become exercisable upon any of the following events:

                        (i) a Financing - involving the issuance of capital stock by the Company for the primary purpose of raising financing, as opposed to debt financing transactions, capital equipment lease transactions, technology license agreements or strategic partner transactions;

                        (ii) an Offensive Acquisition - involving the issuances of capital stock by the Company in connection with a merger or consolidation with or an acquisition of another corporation, entity or person, where the Company is the surviving or continuing entity of such merger, consolidation or acquisition;

                        (iii) an Annual Gross-Up - which shall occur at the end of each fiscal year of the Company in which there has not been a Financing or an Offensive Acquisition;

                        (iv)   an IPO; and

                        (v)    a Defensive Merger.

               (c) Upon the occurrence of any of the events described in subsection (b) above, the Company shall deliver a Notice of Exercisability to
Synopsys: (i) in the case of a Financing or Offensive Acquisition, not less than 10 days prior to the closing thereof, (ii) in the case of an Annual Gross-Up, within 30 days after completion by the Company of its annual audit for that fiscal year, (iii) in the case of an IPO, not less than 10 days prior to the filing of the registration statement with the Securities and Exchange Commission, and (iv) in the case of a Defensive Merger, not less than 10 days prior to the execution of a definitive acquisition agreement.

     Section 2.2    Exercise of Warrant.
                    -------------------

                    (a) Upon receipt of a Notice of Exercisability from the Company, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company a properly completed Exercise Form in the form of
Schedule 1 hereto and promptly, upon determination of the per share price therefor, a check in the aggregate amount equal to the product obtained by multiplying (i) the Exercise Price then in effect by (ii) the number of Warrant Shares being purchased. An exercise in conjunction with an IPO or Defensive Merger shall be made contingent upon the closing of such transaction.

                    (b) Holder shall have ten (10) business days from the receipt of a Notice of Exercisability to elect to exercise this Warrant. The closing date of such purchase of securities will be: (i) in the case of a Financing, Offensive Acquisition, IPO or Defensive Merger, the same date as the closing of any such transaction, and (ii) in the event of an Annual Gross-Up, the closing shall occur as soon as possible, but not later than five (5) business days after receipt of consent of the shareholders of the Company to amend the Company's Restated Articles of Incorporation to authorize the Additional Shares of Preferred Stock to be issued to Synopsys upon exercise of this Warrant.

                    (c) The Company shall not be required to issue fractional Warrant Shares upon the exercise of the Warrant.

                    (d) The Company shall pay all taxes (other than any applicable income or similar taxes payable by a holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any
         --------  -------
tax
which may be payable in respect of any transfer involved in the issuance of any Warrant or any certificate for Warrant Shares in a name other than that of the Holder of the Warrant.

     Section 2.3    Authorization of Additional Shares of Preferred Stock.  At
                    -----------------------------------------------------
such time as Holder is entitled to purchase Additional Shares of Preferred Stock pursuant to this Warrant, and in the event such Additional Shares of Preferred Stock are not being purchased pursuant to a Financing, the Company shall promptly prepare an amendment to its Restated Articles of Incorporation (the "Articles") to establish a new series of Preferred Stock which shall constitute the Additional Shares of Preferred Stock which the Holder is entitled to acquire at that time, and the Company shall promptly solicit the approval of the shareholders of the Company to the establishment of such additional series of Preferred Stock and to the filing of such amendment to the Articles and shall take such other actions as may be reasonably necessary to establish a new series of Preferred Stock in accordance with the requirements of the California Corporations Code and the Company's Articles and Bylaws. In the event the Company is unable to obtain the consent of the Company's shareholders to the establishment of such additional series of Preferred Stock, the Company agrees that Synopsys shall have the right to buy a number of shares of Common Stock equivalent to the number of shares of such new series of Preferred Stock that Synopsys would otherwise be entitled to acquire hereunder.

                                   Section 3

                       ADJUSTMENT OF EXERCISE PRICE AND
                           NUMBER OF WARRANT SHARES

     Section 3.1 The number of shares of Series B Preferred Stock purchasable upon exercise of the Warrant shall be subject to adjustment from time to time in accordance with this Section 3.

     Section 3.2    Subdivisions or Combinations
                    ----------------------------

                    If, at any time after the Closing Date, (a) the number of shares of Common Stock or Preferred Stock outstanding is increased by a dividend or other distribution payable in shares of Common Stock or Preferred Stock or by a subdivision or split-up of shares of Common Stock or Preferred Stock, or (b) the number of shares of Common Stock or Preferred Stock outstanding is decreased by a combination or reverse stock split of shares of Common Stock or Preferred Stock, then, in each case, effective as of the effective date of such event retroactive to the record date, if any, of such event, (i) the Exercise Price of the Series B Preferred Stock shall be adjusted to a price determined by multiplying (A) the Exercise Price in effect immediately prior to such event by
(B) a fraction, the numerator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock or Preferred Stock outstanding after giving effect to such event, and (ii) the number of shares of Series B Preferred Stock subject to purchase upon the exercise of the Warrant shall be adjusted effective at such time, to a number equal to the product of (A) the number of shares of Series B Preferred Stock subject to purchase upon the exercise of the Warrant immediately prior to such event by (B) a fraction, the numerator of which shall be the number of shares of Common Stock and Preferred Stock outstanding after giving effect to such event and the denominator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such event.

     Section 3.3    Capital Reorganization or Capital Reclassifications.
                    ---------------------------------------------------

                    If, at any time after the Closing Date, there shall be any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then in each case the Company shall cause effective provision to be made so that the Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property, to which a holder of the number of shares of Series B Preferred Stock deliverable upon exercise of such Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement with respect to such Warrant.

     Section 3.4    Notice of Adjustment
                    --------------------

                    Whenever the Exercise Price and the number of shares of Series B Preferred Stock shall be adjusted as provided in this Section, the Company shall provide to the Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of shares of Series B Preferred Stock applicable to the Warrant after giving effect to such adjustment. All calculations under this Section 3 shall be made to the nearest whole share.

                                   Section 4

                                 MISCELLANEOUS

     Section 4.1    Notices.
                    -------

                    All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received or, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the addressed specified below:

                    If to the Company:

                    VLSI Libraries Incorporated
                    2077 Gateway Place
                    Suite 300
                    San Jose, CA  95110
                         Attention:     Mark Templeton
                         Telephone:     (408) 453-1000
                         Telecopy:      (408) 453-1262

                    With a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA  94304
                         Attention:     Robert P. Latta, Esq.
                         Telephone:     (415) 493-9300
                         Telecopy:      (415) 493-6811

                    If to Synopsys:

                    Synopsys, Inc.
                    700 East Middlefield Road
                    Mountain View, CA  94043
                         Attention:     Steven K. Shevick
                         Telephone:     (415) 528-4880
                         Telecopy:      (415) 694-4087

                    With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA  94303
                         Attention:     Warren T. Lazarow, Esq.
                         Telephone:     (415) 424-0160
                         Telecopy:      (415) 496-2885

     Section 4.2    No Voting Rights; Limitations of Liability
                    ------------------------------------------

                    This Warrant shall not entitle the Holder thereof to any voting rights or, except as otherwise provided herein, other rights of a shareholder of the Company, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a shareholder of the Company.

     Section 4.3    Amendments and Waivers.
                    ----------------------

                    Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder.

     Section 4.4    Severability
                    ------------

                    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement affecting the validity or unenforceability of such provision in any other jurisdiction.

     Section 4.5    Counterparts
                    ------------

                    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

     Section 4.6    Governing Law; Entire Agreement
                    -------------------------------

                    This Warrant shall be deemed to be a contract made under and governed by the internal laws of the State of California. This Warrant and the Purchase Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     Section 4.7    Indemnification.
                    ---------------

                    The Company shall indemnify, defend and hold the Holder harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any representations, warranties or covenants contained herein.

     Section 4.8    Transfer or Disposition of Warrant.
                    ----------------------------------

                    This Warrant may not be transferred, assigned or otherwise disposed of by the Holder without the written consent of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of December 16, 1996.


                              VLSI LIBRARIES INCORPORATED


                              By /s/ Mark Templeton
                                 ______________________________________
                                     Mark Templeton
                                     President


                              SYNOPSYS, INC.


                              By /s/ Steven K. Shevick
                                 ______________________________________

                              Title: Assistant General Counsel
                                     __________________________________

                                  SCHEDULE 1

                              NOTICE OF EXERCISE
                              ------------------


VLSI Libraries Incorporated
2077 Gateway Place
Suite 300
San Jose, CA  95110
Attn:  President


     1.   The undersigned has checked one of the following two choices:

          [_] The undersigned hereby elects to purchase __________ shares of Series B Preferred Stock of VLSI Libraries Incorporated pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

          [_] The undersigned hereby elects to purchase __________ Additional Shares of Preferred Stock pursuant to the terms of the attached Warrant. Please promptly notify the undersigned of the fair market value price per share determined by the Board of Directors so that the purchase price may be tendered, together with all applicable transfer taxes, if any.

     2. Please issue a stock certificate or certificates representing said shares in the name of the undersigned or in such other names as is specified below:


          ___________________________________
                        (Name)
          ___________________________________

          ___________________________________
                       (Address)


                              SYNOPSYS, INC.

                              By:  ___________________________________________

                              Title:  ________________________________________

______________________________